UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 10, 2025

NATURE’S MIRACLE HOLDING INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41977	88-3986430
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

858 N Central Ave Upland, CA	91786
(Address of registrant’s principal executive office)	(Zip code)

(949) 798-6260

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NMHI	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock, at an exercise price of $11.50 per share	NMHIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On January 10, 2025, Nature’s Miracle Holding Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with an accredited investor, providing for the sale by the Company to the investor, in a private placement (the “Transaction”), of (i) 3,000 shares (the “Preferred Shares”) of newly created Series A Preferred Stock, with an aggregate stated value of $3,000,000, for a purchase price of $2,700,000, (ii) warrants (the “Warrants”) to purchase such number of shares of common stock equal to the number of shares underlying the Preferred Shares, subject to adjustment, and (iii) a warrant (the “Incremental Warrant”) to acquire (a) up to 30,000 additional Preferred Shares, and (b) additional Warrants to purchase such number of additional shares of common stock underlying the additional Preferred Shares issuable upon exercise of the Incremental Warrant, subject to adjustment, at a purchase price of 90% of the stated value of the Preferred Shares.

The closing of the Transaction is subject to certain conditions set forth in the Purchase Agreement, including, without limitation, receipt by the Company of notice from the Nasdaq Stock Market (“Nasdaq”) that the Company has been granted an extension to regain compliance with Nasdaq minimum maintenance requirements until March 31, 2025. Upon closing of the Transaction, the investor will pay the Company $1,800,000 of the purchase price for the 3,000 Preferred Shares, and the investor will pay the remaining purchase price of $900,000 for such shares upon effectiveness of a registration statement (the “Registration Effectiveness Date”) with the Securities and Exchange Commission (the “SEC”) for the resale of the shares issuable upon conversion and exercise of the Preferred Shares and the Warrants.

The Warrants will have a term of ten years and an initial exercise price equal to 110% of the closing price of the Company’s common stock, par value $0.0001 per share (the “common stock”) on the last trading day prior to closing. The exercise price and number of shares underlying the Warrants will be subject to adjustment for subsequent issuances by the Company of common stock or securities convertible into or exercisable into common stock at a price lower than the exercise price, subject to certain exceptions.

Pursuant to the Certificate of Designations of Series A Preferred Stock (the “COD”) to be filed by the Company with the Secretary of State of Delaware upon closing of the Transaction, the Preferred Shares will accrue dividends at an annual rate of the higher of the prime rate plus 5.5%, or 13.5% of the stated value, payable quarterly in cash or, subject to certain conditions set forth in the COD, in shares of common stock. If a Triggering Event (as defined in the COD) occurs, the dividend rate will increase to the lesser of 18% or the maximum rate permitted by law.

The Preferred Shares will be convertible into shares of common stock in an amount determined by dividing the stated value of the Preferred Shares being converted, plus any additional amounts owed under the COD (the “Base Amount”) plus a bonus amount equal to 25% of the Base Amount, by the conversion price. The initial conversion price will be equal to the closing price of the common stock on the last trading prior to closing. The conversion price will be subject to certain adjustments, including upon subsequent issuances of common stock or securities convertible into or exercisable into common stock at a price lower than the conversion price, subject to certain exceptions. In addition, if, on the Registration Effectiveness Date and on the first trading day of each calendar month following the Registration Effectiveness Date (each, an “Adjustment Date”), the conversion price then in effect is greater than the Market Price (as defined in the COD) on the Registration Effectiveness Date or applicable Adjustment Date, the conversion price will automatically lower to the higher of the Market Price or the Floor Price (as defined in the COD). Upon a Stock Combination Event (as defined in the COD), if the conversion price then in effect is greater than the Market Price, the conversion price will automatically lower to the Market Price.

The Company will not issue any shares of common stock upon conversion of the Preferred Shares or upon exercise of the Warrants if such issuances would exceed the aggregate number of shares which the Company may issue without breaching the Company's obligations under Nasdaq rules, prior to the Company’s receipt of such stockholder approval.

Pursuant to the Incremental Warrant, the Company will have the right, no earlier than, solely with respect to the first Call (defined below), if any, after the issuance date, 30 trading days following the Registration Effectiveness Date, and, with respect to each other Call, if any, 60 trading days following the most recent exercise or cancellation of the Incremental Warrant, subject to certain conditions, to call for cancellation of all or any portion of the Incremental Warrant (up to $3,000,000 in stated value of Preferred Shares for any Call notice) for which an exercise notice has not yet been delivered (a “Call”) for consideration equal to the applicable number of Preferred Shares issuable upon exercise or cancellation of the Incremental Warrant and the Warrant.

Upon closing of the Transaction, the Company and the investor will enter into a registration rights agreement pursuant to which the Company will agree to file a registration statement for the resale of the shares underlying the Preferred Shares and Warrants within 30 days of the closing, and to have such registration statement declared effective within 60 days of the closing (or 90 days if such registration statement is subject to a full review).

The Company engaged D. Boral Capital LLC (“DBC”) as the exclusive placement agent for the offering under the Purchase Agreement, pursuant to a letter agreement between the Company and DB (the “Engagement Agreement”). The Company agreed to pay DBC a fee of 5% of the gross proceeds received by the Company and to reimburse certain of DBC’s expenses.

In connection with the foregoing, the Company relied upon the exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended, for transactions not involving a public offering.

The foregoing descriptions of the Purchase Agreement, COD, Incremental Warrant, Warrant, Registration Rights Agreement, and Engagement Agreement are qualified by reference to the full text of such documents, which are filed as exhibits to this Current Report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 1.01 is incorporated by reference herein

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Form of COD
10.1	Purchase Agreement
10.2	Form of Incremental Warrant
10.3	Form of Warrant
10.4	Form of Registration Rights Agreement
10.5	Engagement Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 13, 2025

NATURE’S MIRACLE HOLDING INC.

By:	/s/ Tie (James) Li
Name:	Tie (James) Li
Title:	Chief Executive Officer

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